EXHIBIT 99.3

ICAHN ENTERPRISES, L.P., f/k/a
AMERICAN REAL ESTATE PARTNERS, L.P.
ICAHN ENTERPRISES FINANCE CORP., f/k/a
AMERICAN REAL ESTATE FINANCE CORP.

OFFER TO EXCHANGE ALL OUTSTANDING
$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF
7⅛% SENIOR NOTES DUE 2013
IN EXCHANGE FOR
$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF
7⅛% SENIOR NOTES DUE 2013
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
PURSUANT TO THE PROSPECTUS DATED ______________, 2007

To Our Clients:

Enclosed for your consideration is a Prospectus, dated _________, 2007 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Icahn Enterprises L.P. ("Icahn Enterprises"), which was formerly known as American Real Estate Partners, L.P., a Delaware limited partnership, and Icahn Enterprises Finance Corp. ("Icahn Finance"), which was formerly known as American Real Estate Finance Corp., a Delaware corporation (and together with Icahn Enterprises, the “Company”), to exchange the Company’s 7⅛% Senior Notes due 2013 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended, for the Company’s outstanding 7⅛% Senior Notes due 2013 (the “Private Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company and Icahn Enterprises Holdings L.P., which was formerly known as American Real Estate Holdings Limited Partnership, a Delaware limited partnership (the “Guarantor”), contained in the Registration Rights Agreement, dated as of January 17, 2007, by and between the Company, the Guarantor and Jefferies & Company, as initial purchaser.

This material is being forwarded to you as the beneficial owner of the Private Notes held by us for your account but not registered in your name. A TENDER OF SUCH PRIVATE NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Private Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Private Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on [_____________, 2007], unless extended by the Company (the “Expiration Date”). Any Private Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.  The Exchange Offer is for any and all Private Notes.

2.  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer — Conditions.”

3.  Any transfer taxes incident to the transfer of Private Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

4.  The Exchange Offer expires at 5:00 p.m., New York City time, on [______________, 2007], unless extended by the Company.

If you wish to have us tender your Private Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER YOUR PRIVATE NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Icahn Enterprises and Icahn Finance with respect to the Company’s Private Notes.

This will instruct you to tender the Private Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

☐ Please tender the Private Notes held by you for my account as indicated below:

7⅛% Senior Notes due 2013

$ _______________________________________
(Aggregate Principal Amount of Private Notes) (must be $1,000 or any integral multiple thereof)

☐ Please do not tender any Private Notes held by you for my account.

Dated:_______, 2007

Signature(s):

Print Name(s) here:

Print Address(es) here:

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Private Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Private Notes held by us for your account.